EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation

Chambersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-169186) and Forms S-8 (No. 333-117604 and No. 333-90348) of our reports dated March 11, 2013, relating to the consolidated financial statements and the effectiveness of Franklin Financial Services Corporation’s internal control over financial reporting appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania

March 11, 2013